Exhibit 99.2

CREATING THE LEADING INTEGRATED POWER COMPANY INVESTOR PRESENTATION / OCTOBER 30, 2017

AGENDA I Welcome and Safe Harbor II Transaction Highlights III Financial Highlights IV Closing

SAFE HARBOR STATEMENTS Cautionary Note Regarding Forward-Looking Statements The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy and Dynegy operate and beliefs of and assumptions made by Vistra Energy’s management and Dynegy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performances, that could significantly affect the financial results of Vistra Energy or Dynegy or the combined company. All statements, other than statements of historical facts, are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “might”, “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “shall,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would,” “guidance,” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy and Dynegy believe that in making any such forward-looking statement, Vistra Energy’s and Dynegy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) the failure to consummate or delay in consummating the proposed transaction; (ii) the risk that a condition to closing of the proposed transaction may not be satisfied; (iii) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated or that cause the parties to abandon the proposed transaction; (iv) the effect of the announcement of the proposed transaction on Vistra Energy’s and Dynegy’s relationships with their respective customers and their operating results and businesses generally (including the diversion of management time on transaction-related issues); (v) the risk that the credit ratings of the combined company or its subsidiaries are different from what Vistra Energy and Dynegy expect; (vi) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (vii) the ability of the combined company to execute upon the strategic and performance initiatives contemplated herein (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the proposed transaction will not be fully realized or may take longer to realize than expected); (viii) there may be changes in the trading prices of Vistra Energy’s and Dynegy’s common stock prior to the closing of the proposed transaction; and (ix) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy and Dynegy from time to time, including (a) the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in the Vistra Energy’s prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 9, 2017 (as supplemented), and (b) the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in the Dynegy’s annual report on Form 10-K for the fiscal year ended December 31, 2016. Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, neither Vistra Energy nor Dynegy undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy or Dynegy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Disclaimer Regarding Industry and Market Data Certain industry and market data used in this presentation is based on independent industry publications, government publications, reports by market research firms or other published independent sources. We did not commission any of these publications, reports or other sources. Some data is also based on good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Industry publications, reports and other sources generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these publications, reports and other sources is reliable, we have not independently investigated or verified the information contained or referred to therein and make no representation as to the accuracy or completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time, and we often do not know what assumptions were used in preparing such forecasts. Statements regarding industry and market data used in this presentation involve risks and uncertainties and are subject to change based on various factors, including those discussed above under the heading “Cautionary Note Regarding Forward-Looking Statements”. 3

SAFE HARBOR STATEMENTS (CONT’D) Information About Non-GAAP Financial Measures and Items Affecting Comparability “Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement obligations, reorganization items, and certain other items described from time to time in Vistra Energy’s or Dynegy’s earnings releases) and “adjusted free cash flow” (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures, other net investment activities, preferred stock dividends, and other items described from time to time in Vistra Energy’s or Dynegy’s earnings releases), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra Energy’s and Dynegy’ consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra Energy’s and Dynegy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Vistra Energy and Dynegy use adjusted EBITDA as a measure of performance and believe that analysis of their businesses by external users is enhanced by visibility to both net income prepared in accordance with GAAP and adjusted EBITDA. Vistra Energy and Dynegy use adjusted free cash flow as a measure of liquidity and believes that analysis of their ability to service their cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as adjusted free cash flow. However, the items included or excluded from such non-GAAP financial measures are significant in assessing Vistra Energy’s and Dynegy’s operating results and liquidity and should not be considered as measures of discretionary cash available to invest in business growth or for shareholder returns. The schedules attached to this presentation reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. 4

TRANSACTION HIGHLIGHTS Curt Morgan Vistra Energy’s Chief Executive Officer Bob Flexon Dynegy’s Chief Executive Officer

CREATING THE LEADING INTEGRATED POWER COMPANY

VISTRA ENERGY | DYNEGY

LEADING INTEGRATED PLATFORM

Provides platform to expand Vistra Energy's integrated ERCOT model

- Retail platform operating in top retail states (TX, IL, OH, MA, PA) with matching generation
- Leading positions in retail already established in TX, IL, OH
- Gas-predominant fleet with 84% of pro forma generation capacity in ERCOT, PJM, and ISO-NE, the leading competitive power markets
- Projected to have lowest cost structure in the industry

IMPROVED RISK PROFILE

Improved cash flow risk profile

- Geographic, fuel, market, and earnings diversification
- Enhanced cash flow visibility from both retail and capacity markets
- Strengthens gen-load matching in ERCOT
- Shift toward CCGT heavy asset mix

STRONG BALANCE SHEET AND LIQUIDITY PROFILE

2018 Pro forma Net Debt/EBITDA 3.2x, projected to decline to 2.4x by 2020

- ~$3.9bn of liquidity expected at closing
- > $5bn in excess capital available projected to be generated through 2022
- No required refinancing at closing
- Opportunity to optimize balance sheet over time, including repayment of Dynegy's remaining 2019 debt maturity at closing

CREATING SIGNIFICANT SHAREHOLDER VALUE

Projected to create nearly $4bn in incremental equity value:

$350mm
Recurring EBITDA benefits

$65mm
Additional recurring Free Cash Flow benefits

$2-2.5bn
tax synergies, generating
$500 – 600mm NPV benefit

Multiple capital allocation and growth opportunities

Vistra Energy Investor Presentation / October 2017 6

THE LEADING INTEGRATED POWER COMPANY

VISTRA ENERGY | DYNEGY.

COMBINATION CREATES THE LEADING INTEGRATED POWER COMPANY IN TERMS OF SCALE, DIVERSIFICATION, RETAIL SALES AND CREDIT PROFILE

Combined Company Footprint[1]



Dynegy Plants
Coal
Natural Gas & Oil (Peakers)
Natural Gas (CCGT)
Vistra Energy Plants
Coal
Nuclear
Natural Gas (Peakers)
Natural Gas (CCGT)
Solar
Retail Presence

Key Projected Stats (Combined)[2]

Conventional Installed Capacity
40 GWs

TWh Generated
~180 TWh

Retail Load Sales
~75 TWh

Retail Customers
~240,000 C&I
~2.7mm Residential

Adjusted EBITDA
$2,875 - 3,125mm

Adjusted Free Cash Flow
$1,415 - 1,665mm

YE 2018 Credit Metrics
~3.2x Net debt / EBITDA

Liquidity at Closing
~$3.9bn

Vistra Energy Investor Presentation / October 2017 7

KEY TRANSACTION TERMS Transaction Structure Merger of Dynegy into Vistra Energy with Vistra Energy surviving Tax-free reorganization Does not trigger change of control on Dynegy’s or Vistra Energy’s debt or Vistra Energy’s Tax Receivable Agreement (“TRA”) obligations Consideration 100% stock Each Dynegy share will be exchanged for 0.652 shares of Vistra Energy Pro Forma Ownership 79% Vistra Energy shareholders 21% Dynegy shareholders Share Count (in millions) Vistra Energy fully diluted share count: Dynegy fully diluted share count of 176.42 exchanged at 0.652x: Projected pro forma share count at closing: 433.01 115.1 548.1 Governance Board: 8 from Vistra Energy and 3 from Dynegy Chief Executive Officer: Curt Morgan Estimated Closing As early as Q2 2018 Key Pre-Closing Approvals FTC/DOJ, FERC, PUCT, NYPSC, FCC, Vistra and Dynegy Shareholders Other Headquarters: Irving, TX Additional Retail Offices: Houston, TX; Cincinnati, OH; and Collinsville, Illinois Company Name: Vistra Energy 8

TRANSACTION BENEFITS Transaction expected to create significant value for both Dynegy and Vistra Energy shareholders Improved Risk Profile Greater EBITDA and cash flow visibility from capacity markets Maintains balance sheet strength and credit profile Increased stock liquidity Rebalances generation portfolio towards gas-fueled assets with advantageous access to fuel Less exposure to natural gas prices Dilutes single ISO market and regulatory risk Significantly improves credit profile 6.2x net debt to EBITDA at YE 2017 to an estimated 3.2x at YE 2018 pro forma Integrated platform reduces risk to commodity price volatility Capacity and retail equals ~50% of gross margin Greater exposure to ERCOT market Value Creation Increased scale with value creation from projected synergies and operational improvements Led by team with strong track record of achieving cost savings Geographic, fuel, market and earnings diversification Benefits of capacity markets Platform for retail and renewables growth Premium for shareholders1 Pro rata share of projected synergies and operational improvements All stock consideration provides upside to market improvements and further efficiencies Greatly accelerates Dynegy’s strategy of developing an integrated platform 9

The pro forma company is expected to produce ~65% of 2018 generation adjusted EBITDA from natural gas assets and ~50% of 2018 gross margin from capacity revenues and retail margin EARNINGS DIVERSIFICATION 10 2018E Generation EBITDA Contribution (by Fuel Type) 2018E Generation EBITDA Contribution (by Market) Vistra Energy Dynegy Pro Forma 2018E Gross Margin Contribution (by Revenue Source) Energy Margin Energy Margin Gas 20% Coal 21% Nuclear 11% Solar <1% Capacity 23% Retail 25% Gas 63% Coal 27% Nuclear 10% Solar <1% Gas 27% Coal 34% Nuclear 38% Solar 1% Gas 75% Coal 25% Gas 12% Coal 18% Nuclear 22% Solar 1% Retail 47% Gas 28% Coal 24% Capacity 45% Retail 3% ERCOT 100% ERCOT 7% PJM 53% ISO - NE 25% NYISO 2% MISO 11% CAISO 2% ERCOT 31% PJM 40% ISO - NE 19% NYISO 1% MISO 8% CAISO 1%

DIVERSIFICATION AND SCALE 2018E Fuel Diversification (By Capacity) 2018E Market Diversification (By Capacity) Scale All-In Wholesale Costs1 ($/MWh) Retail Business Costs ($/RCE)2 11 Vistra Energy Dynegy Pro Forma 3 Gas 54% Coal 28% Nuclear 17% Solar 1% 14 GW Gas 61% Coal 32% Nuclear 6% Solar <1 % Oil 1% 40 GW Gas 65% Coal 34% Oil 1% 26 GW ERCOT 100% 14 GW ERCOT 46% PJM 29% ISO - NE 9% NYISO 3% MISO 10% CAISO 3% 40 GW ERCOT 17% PJM 45% ISO - NE 13% NYISO 5% MISO 15% CAISO 5% 26 GW $45 $84 $97 $101 $177 Pro Forma Peer C Peer B Peer D Peer E $9 $10 $15 Pro Forma Peer A Peer B

SIGNIFICANT VALUE CREATION

VISTRA ENERGY | DYNEGY

Transaction is projected to create nearly $4bn in incremental equity value; efforts led by team with strong track record of achieving cost savings

EBITDA Value Levers: $350mm/yr

- Headquarters consolidation
- Streamlining of governance and management structures
- Consolidation of corporate staffing
- Implementation of fleet-wide best-in-class operating practices
- Procurement optimization

Free Cash Flow Value Levers: $65mm/yr[1]

- Capital structure efficiency
  - Rationalization of Revolver and LC facilities
  - Utilization of excess capital for debt repayment
- Capital expenditure efficiencies

Tax Synergies: $2.0 – 2.5bn Undiscounted Notional

- Dynegy NOL retained by combined company, subject to limitations
  - Expected case: 382 statutory limitation + Net Unrealized Built-In Gain amortized over 5 years
  - Potential for further utilization

Indicative Equity Value of Projected Value Levers	
EBITDA Value Levers ($350mm x 8 Multiple)	**$2,800mm**
Free Cash Flow Value Levers ($65mm @ 12% FCF Yield)	**$550mm**
Tax Synergies (NPV @ 8%)	**$500-600mm**
Total	**$3,850-3,950mm**
Pro forma shares outstanding	**~ 548mm**

Vistra Energy Investor Presentation / October 2017 12

VALUE LEVERS BUILDOUT

VISTRA ENERGY | DYNEGY

Full run-rate EBITDA value levers of $350mm expected to be achieved within 12 months of closing

($ in millions)

Projected Run-rate EBITDA Value Levers



$225
$125
$350
EBITDA Synergies
Operational Improvements
Run-rate EBITDA Value Levers

Projected Additional Run-rate FCF Value Levers



$45
$20
$65
Capital Structure Efficiencies
Capital Expenditure Efficiencies
Run-rate FCF Value Levers

Projected NPV of Tax Synergies



$600
$500
Tax Synergies

Projected EBITDA Synergies $225mm



Retail
Facilities
Insurance
Audit/Shareholder/Collateral Charges
Other Overhead Related Items
IT Spending
O&M Procurement - Scale Benefits
Headcount & Executive Team

Projected Operational Improvements $125mm



Chemical Consumption
Improved Generation Levels
Min Load Reduction
Ramp Rate Increase
Outage Reductions
Heat Rate Improvements
O&M Procurement - Process Improvements

Vistra Energy Investor Presentation / October 2017

13

LONG-TERM VALUE CREATION 14 ~$14bn in adjusted EBITDA expected to be generated between 2018 - 2022 PROJECTED AT ~$5.5bn The pro forma company is projected to generate ~$5.5bn of excess capital that can be allocated towards balance sheet improvements Interest Expense & Mandatory Amortization Capital Expenditures and Environmental Capital Projects Tax, TRA, Working Capital, Other Excess Capital Available for Allocation

FINANCIAL HIGHLIGHTS Bill Holden Vistra Energy’s Chief Financial Officer

INDICATIVE PRO FORMA METRICS Combined company is projected to benefit from $350mm of annual EBITDA value levers, an additional $65mm of annual FCF value levers, and $500-600mm of present value of tax synergies 16 ($ in millions) Vistra Energy1 Dynegy2 FCF Improvements3,4 Indicative Pro Forma Adjusted FCF5 Vistra Energy1 Dynegy2 50% of Run-Rate EBITDA Value Levers3 Indicative Pro Forma Adjusted EBITDA5 Projected run-rate EBITDA value levers of $350mm 2018 Adj. EBITDA 2018 Adj. Free Cash Flow Pro forma FCF implies a FCF conversation ratio of ~50% ($ in millions) $1,300 $2,875 $1,350 $1,450 $3,125 $1,550 $175 $600 $1,415 $450 $750 $1,665 $650 $315

STRONG COMBINED CREDIT PROFILE 17 Combined company is expected to have a strong credit profile with long-term gross debt / EBITDA target projected to be achieved by year-end 2019 YE 2018 YE 2019 YE 2018 YE 2019 YE 2020 YE 2020 Gross Debt / EBITDA Net Debt / EBITDA 3.2x 2.6x 2.4x 3.6x 3.0x 2.9x

SIGNIFICANT PRO FORMA LIQUIDITY

VISTRA ENERGY | DYNEGY

~$3.9bn of pro forma liquidity projected to be available at transaction close

Pro Forma Liquidity[1]

($ in billions)	PF Liquidity
Vistra Energy Revolver & LC Facility Capacity	$0.9
Dynegy Revolver & LC Facility Capacity	1.5
Total Revolver Capacity	**$2.3**
Total Unrestricted Cash	**$1.6**
Total Liquidity	**$3.9**

Expected Liquidity[2]

- ~$3.9bn of expected pro forma available liquidity upon transaction close
  - ~$1.6bn of cash and cash equivalents
  - ~$2.3bn of availability under revolver and L/C facilities
- Cash balances reflect expected cash utilization at closing for:
  - Redemption of remaining $850mm of Dynegy's notes due November 2019
  - Retirement of Vistra Energy's $650mm funded L/C facility

Vistra Energy Investor Presentation / October 2017

18

THE LEADING INTEGRATED POWER COMPANY Unmatched Scale in Key Markets Translates to Lowest Cost Operations in Industry Industry-Leading Retail Electric Provider with Significant Presence in Key Markets A move to gas in ERCOT matched with the Premier Retailer and the Leading CCGT Fleet in PJM and ISO-NE Improved Risk Profile via Earnings Diversification and Enhanced Cash Flow Visibility Continued balance sheet leadership with 3.2x net debt / EBITDA at YE 2018 projected to decline to 2.4x by YE 2020 >$5bn in Excess Capital Projected to be generated through 2022 Value Levers and Tax Synergies Projected to Create ~$4bn in Equity Value 19

APPENDIX

TRANSACTION STRUCTURE Transaction structured to minimize leakage while creating significant value for all shareholders CombinedCo1 Old Dynegy Shareholders Old Vistra Energy Shareholders Vistra Energy Subsidiaries2 79% 21% Dynegy Subsidiaries 21 Description Dynegy merges with and into Vistra Energy, with Vistra Energy as the surviving entity Vistra Energy shareholders and Dynegy shareholders receive 79% and 21% of the combined company’s equity, respectively Key Tax Considerations Tax-free merger No acceleration of Vistra Energy TRA Rights Key Debt Considerations Direct merger of Vistra Energy and Dynegy does not trigger Change of Control provisions Credit Facilities Existing RCFs at Vistra Energy and Dynegy Opportunistically refinance RCFs Pro Forma Transaction Structure Transaction Structure Overview

PRO FORMA FLEET ASSET DETAILS

VISTRA ENERGY | DYNEGY

Asset	Location	ISO	Technology	Primary Fuel	Net Capacity	Ownership Interest
Moss Landing 1&2	Moss Landing, CA	CAISO	CCGT	Gas	1,020	100%
Oakland	Oakland, CA	CAISO	ST	Oil	165	100
Total CAISO					**1,185**	
Forney	Forney, TX	ERCOT	CCGT	Gas	1,912	100
Lamar	Paris, TX	ERCOT	CCGT	Gas	1,076	100
Odessa	Odessa, TX	ERCOT	CCGT	Gas	1,054	100
Ennis	Ennis, TX	ERCOT	CCGT	Gas	366	100
Hays	San Marcos, TX	ERCOT	CCGT	Gas	1,047	100
Midlothian	Midlothian, TX	ERCOT	CCGT	Gas	1,596	100
Wise	Poolville, TX	ERCOT	CCGT	Gas	787	100
Big Brown	Fairfield, TX	ERCOT	ST	Coal	1,150	100
Martin Lake	Tatum, TX	ERCOT	ST	Coal	2,250	100
Monticello	Mount Pleasant, TX	ERCOT	ST	Coal	1,880	100
Oak Grove	Franklin, TX	ERCOT	ST	Lignite	1,600	100
Sandow	Rockdale, TX	ERCOT	ST	Lignite	1,137	100
Coleto Creek	Goliad, TX	ERCOT	ST	Coal	650	100
Decordova	Granbury, TX	ERCOT	CT	Gas	260	100
Graham	Graham, TX	ERCOT	CT	Gas	630	100
Lake Hubbard	Dallas, TX	ERCOT	CT	Gas	921	100
Morgan Creek	Colorado City, TX	ERCOT	CT	Gas	390	100
Permian Basin	Monahans, TX	ERCOT	CT	Gas	325	100
Stryker Creek	Rusk, TX	ERCOT	CT	Gas	685	100
Trinidad	Trinidad, TX	ERCOT	CT	Gas	244	100
Wharton	Boling, TX	ERCOT	CT	Gas	83	100
Comanche Peak	Glen Rose, TX	ERCOT	Nuclear	Nuclear	2,300	100
Total ERCOT					**22,343**	
Coffeen	Coffeen, IL	MISO / PJM	ST	Coal	915	100%
Duck Creek	Canton, IL	MISO / PJM	ST	Coal	425	100
Edwards	Bartonville, IL	MISO / PJM	ST	Coal	585	100
Joppa/EEI	Joppa, IL	MISO	ST	Coal	802	80
Newton	Newton, IL	MISO / PJM	ST	Coal	615	100
Joppa CT 1-3	Joppa, IL	MISO	CT	Gas	165	100
Joppa CT 4-5	Joppa, IL	MISO	CT	Gas	56	80
Total IPH					**3,563**	

Vistra Energy Investor Presentation / October 2017 22

PRO FORMA FLEET ASSET DETAILS (CONT'D)

VISTRA ENERGY | DYNEGY

Asset	Location	ISO	Technology	Primary Fuel	Net Capacity	Ownership Interest
Baldwin	Baldwin, IL	MISO	ST	Coal	1,185	100%
Havana	Havana, IL	MISO	ST	Coal	434	100
Hennepin	Hennepin, IL	MISO	ST	Coal	294	100
Total MISO					**1,913**	
Independence	Oswego, NY	NYISO	CCGT	Gas	1,212	100%
Total NYISO					**1,212**	
Bellingham	Bellingham, MA	ISO-NE	CCGT	Gas	566	100%
Bellingham NEA	Bellingham, MA	ISO-NE	CCGT	Gas	157	50
Blackstone	Blackstone, MA	ISO-NE	CCGT	Gas	544	100
Casco Bay	Veazie, ME	ISO-NE	CCGT	Gas	543	100
Lake Road	Dayville, CT	ISO-NE	CCGT	Gas	827	100
MASSPOWER	Indian Orchard, MA	ISO-NE	CCGT	Gas	281	100
Milford	Milford,CT	ISO-NE	CCGT	Gas	600	100
Total ISO-NE					**3,518**	
Fayette	Masontown, PA	PJM	CCGT	Gas	726	100
Hanging Rock	Ironton,OH	PJM	CCGT	Gas	1,430	100
Hopewell	Hopewell, VA	PJM	CCGT	Gas	370	100
Kendall	Minooka, IL	PJM	CCGT	Gas	1,288	100
Liberty	Eddystone, PA	PJM	CCGT	Gas	607	100
Ontelaunee	Reading, PA	PJM	CCGT	Gas	600	100
Sayreville	Sayreville, NJ	PJM	CCGT	Gas	170	50
Washington	Beverly, NJ	PJM	CCGT	Gas	711	100
Killen	Manchester, OH	PJM	ST	Coal	204	33
Kincaid	Kincaid, IL	PJM	ST	Coal	1,108	100
Miami Fort 7 & 8	North Bend, OH	PJM	ST	Coal	653	64
Northeastern	McAdoo, PA	PJM	ST	Coal	52	100
Stuart	Aberdeen, OH	PJM	ST	Coal	679	39
Zimmer	Moscow, OH	PJM	ST	Coal	971	72
Calumet	Chicago, IL	PJM	CT	Gas	380	100
Dicks Creek	Monroe, OH	PJM	CT	Gas	155	100
Miami Fort (CT)	North Bend, OH	PJM	CT	Oil	77	100
Pleasants	Saint Marys, WV	PJM	CT	Gas	388	100
Richland	Defiance, OH	PJM	CT	Gas	423	100
Stryker	Stryker, OH	PJM	CT	Oil	16	100
Total PJM					**11,008**	
Total Capacity					**44,742**	
Development Stage						
Upton Solar 2	Upton County, TX	ERCOT	Solar	Solar	180	100%

Vistra Energy Investor Presentation / October 2017 23

VISTRA ENERGY REG G RECONCILIATION 2018 ADJUSTED EBITDA 24 VISTRA ENERGY CORP. ADJUSTED EBITDA GUIDANCE RECONCILIATION (Unaudited) (Millions of Dollars) Year Ended December 31, 2018 Low High Net Income $ 150 $ 248 Income tax expense 127 179 Interest expense and related charges 176 176 Depreciation and amortization 660 660 EBITDA before adjustments $ 1,113 $ 1,263 Unrealized net (gain) loss resulting from hedging transactions 44 44 Generation plant retirement expenses 24 24 Fresh start accounting impacts 36 36 Reorganization and restructuring expenses 3 3 Other, net 80 80 Adjusted EBITDA $ 1,300 $ 1,450 Amounts do not reflect expected benefits from cost improvement initiatives or merger synergies, nor do they reflect expected merger transaction costs.

VISTRA ENERGY REG G RECONCILIATION 2018 ADJUSTED FREE CASH FLOW 25 VISTRA ENERGY CORP. FREE CASH FLOW GUIDANCE RECONCILIATION (Unaudited) (Millions of Dollars) Year Ended December 31, 2018 Low High Adjusted EBITDA $ 1,300 $ 1,450 Interest payments (203) (203) Tax payments (22) (22) Working capital and margin deposits 50 50 Reclamation and remediation (121) (121) Other changes in operating assets and liabilities 5 5 Cash provided by operating activities $ 1,010 $ 1,160 Capital expenditures including nuclear fuel (363) (363) Solar development expenditures (29) (29) Other net investing activities (20) (20) Free cash flow $ 598 $ 748 Working capital and margin deposits (50) (50) Solar development expenditures 29 29 Generation plant retirement expenses 24 24 Adjusted free cash flow $ 600 $ 750 Amounts do not reflect expected benefits from cost improvement initiatives or merger synergies, nor do they reflect expected merger transaction costs.

DYNEGY REG G RECONCILIATION 2018 ADJUSTED EBITDA and FCF 26 DYNEGY INC. REG G RECONCILIATIONS – 2018 GUIDANCE (Unaudited) (Millions of Dollars) The following table provides summary financial data regarding our 2018 Adjusted EBITDA and Adjusted Free Cash Flow guidance: Dynegy Consolidated Low High Net income (loss) (1) Plus / (Less): $ (30) $ 130 Interest expense 580 600 Depreciation and amortization expense 800 820 EBITDA and Adjusted EBITDA (2) $ 1,350 $ 1,550 Cash interest payments (565) (565) Other cash items (75) (75) Cash Flow from Operations $ 710 $ 910 Maintenance capital expenditures (245) (245) Environment capital expenditures (15) (15) Adjusted Free Cash Flow (2) $ 450 $ 650 Amounts do not reflect expected benefits from cost improvement initiatives or merger synergies, nor do they reflect expected merger transaction costs.

IMPORTANT INFORMATION Additional Information About the Transaction and Where to Find It This communication relates to the proposed merger pursuant to the terms of the Agreement and Plan of Merger, dated as of October 29, 2017, by and between Vistra Energy and Dynegy. The proposed transaction will be submitted to the respective stockholders of Dynegy and Vistra Energy for their consideration. In connection with the proposed merger, Vistra Energy expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Vistra Energy and Dynegy that also constitutes a prospectus of Vistra Energy (the “joint proxy statement”), which joint proxy statement will be mailed or otherwise disseminated to Vistra Energy stockholders and Dynegy stockholders when it becomes available. Vistra Energy and Dynegy also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VISTRA ENERGY, DYNEGY, THE PROPOSED MERGER AND RELATED MATTERS. You may obtain a free copy of the joint proxy statement and other relevant documents (if and when they become available) filed by Vistra Energy and Dynegy with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Vistra Energy with the SEC will be available free of charge on Vistra Energy’s website at www.vistraenergy.com or by contacting Vistra Energy Investor Relations at 214-812-0046 or at investor@vistraenergy.com. Copies of the documents filed by Dynegy with the SEC will be available free of charge on Dynegy’s website at www.dynegy.com or by contacting Dynegy Investor Relations at (713) 507-6466 or at ir@dynegy.com. Certain Information Regarding Participants in the Solicitation Vistra Energy and Dynegy and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. You can find information about Vistra Energy’s directors and executive officers in Vistra Energy’s prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 9, 2017 (as supplemented), and on its website at www.vistraenergy.com. You can find information about Dynegy’s directors and executive officers in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 30, 2017, and on its website at www.dynegy.com. Additional information regarding the interests of such potential participants will be included in the joint proxy statement and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Vistra Energy or Dynegy using the sources indicated above. No Offer of Solicitation This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. 27

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